UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2014  (June 30, 2014)

Sharps Compliance Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34269	74-2657168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500 Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 432-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2014, Sharps Compliance Corp. entered into an agreement settling all claims against the United States government and various agencies related to the January 2012 termination of the Company's February 2009 contract with the Centers for Disease Control and Prevention (CDC).

The settlement agreement calls for a cash payment to Sharps Compliance of $1,537,500, which is inclusive of interest. Each party will bear its own costs, attorney fees, and expenses. The settlement amount is expected to be received over the next 30 to 60 days and will be recorded as a recovery of previously incurred post-contract termination expenses. The settlement will have a positive net income impact of $0.10 per share.

A copy of the press release issued by the Company regarding the settlement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release announcing settlement of Government Contract Termination Lawsuit

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sharps Compliance Corp. (Registrant)
July 2, 2014 (Date)	/s/ DIANA P. DIAZ Diana P. Diaz Vice President and Chief Financial Officer

Index to Exhibits

99.1	Press Release announcing settlement of Government Contract Termination Lawsuit